UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34781	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 W. 26th Street, Suite 415
New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)
(212) 388-5500
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Voltari Corporation (the “Company”) held its Annual Meeting of Stockholders on September 20, 2016 (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the following proposals and cast their votes as described below.
Proposal No. 1.    Election of Directors. The stockholders elected all of the Board’s nominees for director, to serve until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Name	For	Withheld	Abstained	Broker Non-Vote
Peter K. Shea	5,047,498	69,920	0	2,274,753
Jaffrey (Jay) A. Firestone	5,044,125	73,293	0	2,274,753
Kevin Lewis	5,042,601	74,817	0	2,274,753
Proposal No 2.    Advisory Approval of the Company’s Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy materials.

For	Against	Abstained	Broker Non-Vote
5,014,128	79,033	24,257	2,274,753
Proposal No 3.    Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstained	Broker Non-Vote
7,138,225	165,557	88,389	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION (Registrant)

September 22, 2016	By:	/s/ Kenneth Goldmann
(Date)		Kenneth Goldmann Chief Administrative and Accounting Officer